Exhibit 99.1

ABIOMED ANNOUNCES RECORD REVENUE OF $20 MILLION, REPRESENTING 75%

GROWTH FOR SECOND QUARTER OF FISCAL 2009

•	Impella Revenue Increased by 650%

•	Gross Margin at 76%

DANVERS, Mass.— November 10, 2008 — Abiomed, Inc. (NASDAQ: ABMD—News) today announced second quarter of fiscal 2009 revenue of $20.0 million, up 75% compared to revenue of $11.4 million for the same period of fiscal 2008. Revenue for the six months ended September 30, 2008 was $36.4 million, up 43% compared to revenue of $25.4 million in the first six months of fiscal 2008.

Recent financial and operating highlights aligning with the Company’s corporate goals for fiscal 2009 include:

•	As of September 30, 2008, over 100 U.S. hospitals have purchased the Impella® 2.5 Cardiac Assist Device since it received U.S. Food and Drug Administration (FDA) 510(k) clearance on June 2, 2008.

•

Total Impella revenue was $10.5 million, up 650% for the second fiscal quarter of 2009 compared to the same period of fiscal 2008. Impella revenue recorded during the second fiscal quarter of 2009 included $8.8 million in U.S. sales, of which $6.2 million was for sales of the Impella 2.5 device sold under 510(k) clearance and $2.6 million sold under the Protect II trial.

•

As of September 30, 2008, 187 U.S. hospitals were pursuing the Impella 2.5 Protect II study for high-risk percutaneous coronary intervention (PCI). At the end of September, 67 hospitals were enrolling patients, 35 hospitals had received Investigational Review Board (IRB) approval but were not yet enrolling patients, and 85 hospitals had submitted to the IRB or submission was pending. Overall, 141 patients from 35 hospitals were completed or 22% of the 654 patients required.

•

As of September 30, 2008, 88 U.S. hospitals were pursuing the Impella 2.5 Recover II study for acute myocardial infarction (AMI). One hospital was enrolling patients, 9 hospitals had received IRB approval but were not yet enrolling patients, and 79 had submitted to the IRB or submission was pending.

•

The second quarter of fiscal 2009 GAAP net loss was approximately $6.3 million or $0.18 per share, down from a GAAP net loss of $9.4 million or $0.29 per share during the second quarter of fiscal 2008. Second quarter fiscal 2009 GAAP net loss included stock-based compensation expense of $3.4 million and intangibles amortization of $0.4 million. Fiscal 2008 GAAP net loss included stock-based compensation expense of $0.3 million and intangibles amortization of $0.4 million.

•

The non-GAAP net loss, excluding stock-based compensation and intangibles amortization expense, for the second quarter of fiscal 2009 was approximately $2.5 million, or $0.08 per share, a decrease compared to the non-GAAP net loss for the second quarter of fiscal 2008 which was $7.7 million, or $0.24 per share.

•	Gross margin for the second quarter of fiscal 2009 was 76% compared to 75% for the same period of fiscal 2008.

•	Cash burn for the second quarter of fiscal 2009 was $4.1 million.

•

Abiomed raised approximately $42 million in net proceeds from a public offering of 2.4 million common shares in late August 2008 and invested in five funds that only invest in U.S. treasuries, which yield interest at 1.5%.

•

A total of 915 pumps were shipped during the quarter (excluding IAB disposables) as compared to 468 in the second quarter of fiscal 2008, representing a 95% increase in number of units shipped. Total disposables, service and other revenue (non-console revenue) comprised approximately 90% of total revenue for second quarter of fiscal 2009.

•

Total non-Impella business revenue (BVS® 5000, AB5000®, iPulseTM, intra-aortic balloon or IAB, AbioCor®, service and other) was $9.5 million for the second fiscal quarter of 2009 and decreased approximately 7% compared to the same period of fiscal 2008.

“Our revenue growth this quarter demonstrates the momentum of the Impella platform in the marketplace. With more than 100 hospitals using Impella 2.5 for general use and the growing number of clinical trial sites for our two pivotal studies, we continue to move forward in achieving our corporate goals,” said Michael R. Minogue, Chairman, Chief Executive Officer and President, Abiomed.

The Company will host a conference call today at 8 a.m. ET to discuss its second quarter of fiscal 2009 results. Michael R. Minogue, Chairman, Chief Executive Officer and President will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 800.510.9661; the international number is 617.614.3452. The access participant code is 88123665. A replay of this conference call will be available beginning at 10 a.m. ET on November 10, 2008 through 11:59 p.m. ET on November 24, 2008. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 78283777.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock option expense, and intangibles amortization. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock option and other stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release and above, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

Public Relations Specialist

978-646-1553

ir@abiomed.com

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ABIOMED, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2008	March 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,916	$2,042
Restricted securities	15,789	—
Short-term marketable securities	47,606	36,257
Accounts receivable, net	14,603	14,071
Inventories	18,758	17,428
Prepaid expenses and other current assets	971	1,705

Total current assets	100,643	71,503
Property and equipment, net	6,866	7,551
Intangible assets, net	5,422	6,921
Goodwill	33,112	31,563
Other assets	485	493

Total assets	$146,528	$118,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,539	$9,024
Accrued expenses	7,748	9,290
Deferred revenue	911	1,162

Total current liabilities	14,198	19,476
Long-term deferred tax liability	4,877	4,740
Other long-term liabilities	—	221

Total liabilities	19,075	24,437

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized—1,000,000 shares; Issued and outstanding—none
Common stock, $.01 par value	368	328
Authorized—100,000,000 shares;
Issued—36,660,608 shares at September 30, 2008 and 32,779,404 shares at March 31, 2008;
Outstanding—36,612,652 shares at September 30, 2008 and 32,768,385 shares at March 31, 2008
Additional paid-in-capital	357,089	300,787
Accumulated deficit	(227,838)	(212,394)
Treasury stock at cost—47,956 shares at September 30, 2008 and 11,019 at March 31, 2008	(774)	(116)
Accumulated other comprehensive (loss) income	(1,392)	4,989

Total stockholders’ equity	127,453	93,594

Total liabilities and stockholders’ equity	$146,528	$118,031

ABIOMED, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Product	$19,777	$11,272	$36,047	$25,173
Funded research and development	222	83	309	246

Total Revenue	19,999	11,355	36,356	25,419

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	4,793	2,877	10,420	6,409
Research and development	6,850	5,832	12,994	11,348
Selling, general and administrative	13,898	12,257	27,412	24,699
Arbitration decision	—	(26)	—	1,206
Amortization of intangible assets	411	386	837	766

	25,952	21,326	51,663	44,428

Loss from operations	(5,953)	(9,971)	(15,307)	(19,009)

Other income and expense:
Investment (expense) income, net	(43)	802	201	1,709
Other (expense) income, net	(61)	(68)	80	(67)

	(104)	734	281	1,642

Loss before provision for income taxes	(6,057)	(9,237)	(15,026)	(17,367)
Provision for income taxes	273	145	418	290

Net loss	$(6,330)	$(9,382)	$(15,444)	$(17,657)

Basic and diluted net loss per share	$(0.18)	$(0.29)	$(0.46)	$(0.55)
Weighted average shares outstanding	34,475	32,422	33,393	32,379